EXHIBIT77Q1E

Columbia Funds Series Trust - Annual N-SAR report for the period ending 4/30/13

Columbia California Intermediate Municipal Bond Fund
Columbia Georgia Intermediate Municipal Bond Fund
Columbia Maryland Intermediate Municipal Bond Fund
Columbia North Carolina Intermediate Municipal Bond Fund
Columbia Short Term Municipal Bond Fund
Columbia South Carolina Intermediate Municipal Bond Fund
Columbia Virginia Intermediate Municipal Bond Fund
(each a "Fund", collectively the "Funds")
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Item 77Q1(e) - Amended Registrant investment advisory contracts:

An Amended Investment Management Services Agreement, dated January 23, 2013, by and among Columbia Management Investment Advisers, LLC and Columbia Funds Series Trust, on behalf of the funds, is incorporated by reference to Post-Effective Amendment No. 113 to the Registration Statement of the Registrant on Form Type 485BPOS filed on February 28, 2013, Accession No. 0001193125-13-083109.